Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Scheid Vineyards Inc.’s Registration Statement on Form S-8 (No. 333-47485) of our report on the audit of the financial statements of Scheid Vineyards Inc., as of December 31, 2005 and 2004, and for the two years then ended. Our report is dated April 7, 2006, and appears in Scheid Vineyards Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

/s/ Moss Adams LLP

Santa Rosa, California
April 7, 2006